As Filed with the Securities and Exchange Commission on January 31, 2006

Registration No. 333-118868

Filed Pursuant to Rule 462(d)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO THE FORM S-3 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	06-1110906
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1030 North Orange Avenue, Ste. 105

Orlando, Florida 32801

(407) 367-0944

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

with copies to:

Mark Szporka

Chief Financial Officer

1030 North Orange Avenue, Ste. 105

Orlando, Florida 32801

(407) 367-0944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Joel D. Mayersohn, Esq. Arnstein & Lehr LLP 2424 N. Federal Highway, Suite 462 Boca Raton, Florida 33431 (561) 322-6900 (Telephone) (561) 322-6940 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ¨

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ¨

Explanatory Paragraph

This Post Effective Amendment No. 2 to the Form S-3 Registration Statement amends the S-3 Registration Statement to include as Exhibit 23(c) a consent of the Registrant’s independent accountants, Tschopp, Whitcomb, and Orr, P.A.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Incorp. by Ref. to.	Exhibit No.

**	4.1	Securities Purchase Agreement for 7.5% convertible debenture due June 2007 (the “2007 Debenture”)

**	4.2	Securities Purchase Agreement for secured convertible term note due June 2007 (the “2007 Note”)

**	4.3	Form of 2007 Debenture

**	4.4	Form of 2007 Note

**	4.5	Form of Warrant issued in connection with 2007 Debenture

**	4.6	Form of Warrant issued in connection with 2007 Note

**	4.7	Form of Registration Rights Agreement for 2007 Debenture

**	4.8	Form of Registration Rights Agreement for 2007 Note

**	5	Opinion of Phillips Nizer LLP.

**	23(a)	Consent of Phillips Nizer LLP contained in their opinion filed as Exhibit 5.

**	23(b)	Consent of Tschopp, Whitcomb and Orr, P.A. (formerly known as Parks, Tschopp, Whitcomb and Orr, P.A.)

*	23(c)	Consent of Tschopp, Whitcomb and Orr, P.A. (formerly known as Parks, Tschopp, Whitcomb and Orr, P.A.)

**	24	Power of Attorney

*	Filed herewith.

**	Previously filed

All schedules have been omitted from this Registration Statement, since the required information is either not applicable, or is not present in amounts sufficient to require submission of the schedules, or because the information is included in the Financial Statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Post Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on January 31, 2006.

Date: January 31, 2006

By: /s/ MARK SZPORKA

Chief Financial and Accounting Officer

and Director

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Post Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature

Title

Date

/s/ RANDY LUBINSKY

Chief Executive Officer

January 31, 2006

and Director

/s/ MARK SZPORKA

Chief Financial &

January 31, 2006

Accounting Officer

and Director

/s/ RONALD RIEWOLD

President and Director

January 31, 2006

/s/ JAY ROSEN, M.D.

Director

January 31, 2006

/s/ MERRILL REUTER, M.D.

Director

January 31, 2006

/s/ ARTHUR J. HUDSON

Director

January 31, 2006

/s/ ROBERT FUSCO

Director

January 31, 2006

/s/ ALDO F. BERTI, M.D.

Director

January 31, 2006

/s/ THOMAS J. CRANE

Director

January 31, 2006